EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: Andrew Samuel (717) 724-2800	CONTACT: John Featherman (484) 881-4100

Tower Bancorp, Inc. announces acquisition of First Chester County Corporation.

Creates $2.7 billion franchise with 50 offices in Southeastern and Central Pennsylvania

Company Release – December 28, 2009

HARRISBURG, Pa. — Tower Bancorp, Inc. (“Tower”) (NASDAQ: TOBC) and First Chester County Corporation (“First Chester”) (NASDAQ: FCEC) today jointly announced the signing of a definitive merger agreement pursuant to which Tower will acquire First Chester in an all-stock transaction valued at approximately $65 million or $10.22 per share.

The transaction, approved by the boards of directors of both companies, further broadens the geographic markets of Tower Bancorp into demographically attractive and contiguous markets predominantly located in the Pennsylvania counties of Chester and Delaware.  This transaction will provide Tower with the addition of $1.3 billion in assets including, $958 million in gross loans held for investment, $986 million in deposits as well as 23 branches situated across four counties in southeastern Pennsylvania.

“This acquisition is a continuation of our strategy to expand selectively our geographic footprint in contiguous markets with long-term growth potential” said Tower Chairman and Chief Executive Officer Andrew S. Samuel.  “Upon closing we will be one of central and southeastern Pennsylvania’s largest independent community banks. Moreover, First Chester customers and the local community will benefit from the continued presence and engagement of a locally managed bank.”

Under the terms of the agreement, each First Chester shareholder will receive 0.453 shares of Tower common stock for each First Chester share.  The market value as of December 24, 2009 of $10.22 per First Chester share represents 90% of the company’s tangible book value.  As described in the definitive merger agreement, the exchange ratio is subject to upward or downward adjustment if loan delinquencies at First Chester increase or decrease beyond specified amounts.

“We believe this transaction will create significant value for First Chester shareholders, both immediately and longer term” said John A. Featherman III, current Chairman, President and Chief Executive Officer of First Chester.  “In addition, both institutions share a similar culture and have a strong commitment to their respective communities.”

Management anticipates that there will be no branch closures.  Tower expects to achieve 15% cost savings, or approximately $12 million, through the reduction of administrative and operational redundancies. Additionally, Tower expects that this acquisition will immediately be significantly accretive to earnings per share.

As part of the definitive agreement, Tower’s subsidiary bank, Graystone Tower Bank, has agreed to increase its lending facility with First Chester to up to $26 million as well as to purchase up to $100 million of residential mortgage and commercial loans from First National Bank of Chester County in order for the bank to satisfy the regulatory capital requirements of the Office of the Comptroller of the Currency (the “OCC”).

Upon closing of the First Chester acquisition, on a pro forma basis, Tower will continue to maintain regulatory capital ratios in excess of the “well-capitalized” level. Neither Tower nor First Chester elected to receive funds under the US Treasury’s Capital Purchase Program.  In order to maintain Tower’s well-capitalized position, the merger agreement provides specific protections in the event of an increase in First Chester’s loan delinquencies prior to closing.

It is anticipated that the transaction will be completed during the second quarter of 2010, pending regulatory approvals, the approval of the shareholders of both Tower and First Chester, and the satisfaction of other closing conditions.

Tower was advised by the investment banking firm of Keefe Bruyette and Woods, as well as the law firm of Rhoads & Sinon LLP. First Chester was advised by the investment banking firm of Sandler O’Neill and Partners and the law firm of Hogan & Hartson LLP.

The proposed transaction will be submitted to the shareholders of First Chester and Tower for their consideration and approval.  In connection with the proposed transaction, Tower will be filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which will include a joint proxy statement/prospectus and other relevant documents to be distributed to the shareholders of Tower and First Chester. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other flings containing information about Tower and First Chester, free of charge from the SEC’s Internet site (www.sec.gov), by contacting Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101, Attention: Brent Smith, Investor Relations, telephone 717-724-4666 or by contacting First Chester Financial Corporation, 9 North High Street, West Chester, Pennsylvania 19381, Attention: John Stoddart, Investor Relations, telephone 484-881-4141. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Tower, First Chester and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and First Chester shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and First Chester shareholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Tower’s executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site (www.sec.gov).  Information about First Chester’s executive officers and directors is set forth in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site.  You can also obtain free copies of these documents from Tower or First Chester, as appropriate, using the contact information above.

This document is not an offer to sell shares of Tower’s securities which may be issued in the proposed transaction. Such securities are offered only by means of the joint proxy statement/prospectus referred to above.

Investor Conference Call — Executives from Tower will host a conference call with investors and the financial community at 10 a.m. Eastern Time today to discuss this transaction. Those wishing to participate in the call may dial toll-free 1-888-300-2323. The call will also be broadcast live over the internet and an online archive of the webcast will be available after the conclusion of the call.  To access the call please visit the investor relations section of Tower’s website at www.towerbancorp.com.

About Tower Bancorp, Inc.

Tower Bancorp, Inc. is the parent company of Graystone Tower Bank, a full-service community bank operating 27 branch offices in central Pennsylvania and Maryland through two divisions, Graystone Bank and Tower Bank. With total assets of approximately $1.4 billion, the company’s unparalleled competitive advantage is its

300 employees and a strong corporate culture paired with a clear vision that has provided customers with uncompromising services and individualized solutions to every financial need. Tower Bancorp Inc.’s Common Stock is listed on the NASDAQ Global Market under the symbol “TOBC.” More information about Tower Bancorp, Inc. and its divisions can be found on the internet at www.yourtowerbank.com, www.graystonebank.com and www.towerbancorp.com.

About First Chester County Corporation

First Chester County Corporation and its wholly owned subsidiary, First National Bank of Chester County, is a financial institution with $1.3 billion in assets and with 23 branch offices located in Chester, Delaware, Lancaster and Cumberland counties.  Founded in 1863, First National Bank of Chester County is the eighth oldest national bank in the country.  First National provides quality financial services to individuals, businesses, government entities, non profit organizations, and community service groups.  Wealth Management and Trust Services are provided through First National Wealth Management, a division of First National Bank of Chester County.  For more information, visit www.1nbank.com. Mortgage services are provided through American Home Bank, a division of First National Bank of Chester County.  American Home Bank (AHB) has multiple national delivery channels in the retail and wholesale mortgage arena as well as joint venture mortgage partnerships with builders and systems-built manufacturers.  For more information visit www.bankahb.com.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Tower Bancorp, Inc.’s and First Chester County Corporation’s filings with the Securities and Exchange Commission (SEC).

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